                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 January 3, 2000

                                PERFICIENT, INC.
               (Exact name of Registrant as specified in Charter)

               Delaware                001-15169         74-2853258
       --------------------------     -------------     ---------------
       (State or other Juris-         (Commission       (IRS Employer
        diction of Incorporation)      File Number)      Identification
                                                         No.)

           7600-B North Capital of Texas Highway
                         Suite 220
                       Austin, Texas                         78731
          ----------------------------------------         ----------
          (Address of Principal Executive Offices)         (Zip Code)

       Registrant's telephone number, including area code: (512) 306-7337
                                                           --------------

                                 Not Applicable
         --------------------------------------------------------------
         (Former Name and Former Address, if Changed Since Last Report)

     This Amendment No. 1 to Form 8-K amends and supplements the Form 8-K dated January 3, 2000 filed with the Securities and Exchange Commission on January 14, 2000 relating to the acquisition by Perficient, Inc. ("Perficient") of LoreData, Inc. This Amendment No. 1 contains the information referred to in Item 7 of the Form 8-K. However, since the initial filing of the Form 8-K on January 14, 2000, Perficient has entered into a definitive Agreement and Plan of Merger with Perficient Compete, Inc., Compete, Inc. and the Shareholders of Compete dated February 16, 2000. Although the merger of Compete with Perficient has not been consummated, it is substantially likely. Therefore, the pro forma financial information contained herein, which gives effect to the acquisition of LoreData, also gives effect to the proposed merger of Compete with Perficient. Accordingly, this Amendment No. 1 to Form 8-K also includes audited financial information of Compete.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (a)    Financial Statements of Business Acquired.

              See Index to Financial Statements and Pro Forma Financial Information below.

       (b)    Pro Forma Financial Information.

              See Index to Financial Statements and Pro Forma Financial Information below.

       (c)    Exhibits.

        Exhibit No.          Description
        -----------          -----------
        23.3                 Consent of Ernst & Young, LLP

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PERFICIENT, INC.

Dated: March 17, 2000                     By:/s/ John A. Hinners
                                             --------------------
                                          Name:  John A. Hinners
                                          Title: Chief Financial Officer

                         INDEX TO FINANCIAL STATEMENTS
                      AND PRO FORMA FINANCIAL INFORMATION




                                                              Contents

FINANCIAL STATEMENTS FOR PERFICIENT, INC.

Report of Independent Auditors............................................................................    F-1

Balance Sheets............................................................................................    F-2
Statements of Operations..................................................................................    F-3
Statements of Stockholders' Equity........................................................................    F-4
Statements of Cash Flows..................................................................................    F-5
Notes to Financial Statements.............................................................................    F-6

FINANCIAL STATEMENTS FOR LOREDATA, INC.

Report of Independent Auditors............................................................................    F-17

Balance Sheets............................................................................................    F-18
Statements of Operations..................................................................................    F-19
Statements of Stockholders' Equity........................................................................    F-20
Statements of Cash Flows..................................................................................    F-21
Notes to Financial Statements.............................................................................    F-22

FINANCIAL STATEMENTS FOR COMPETE, INC.

Report of Independent Auditors............................................................................    F-27

Balance Sheets............................................................................................    F-28
Statements of Operations..................................................................................    F-30
Statements of Stockholders' Equity........................................................................    F-31
Statements of Cash Flows..................................................................................    F-32
Notes to Financial Statements.............................................................................    F-33

SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

Balance Sheets............................................................................................    FF-1
Notes to Balance Sheets...................................................................................    FF-3
Statements of Operations..................................................................................    FF-4
Notes to Statements of Operations.........................................................................    FF-6
Corporative Per Share Data................................................................................    FF-7

                         Report of Independent Auditors


The Board of Directors
Perficient, Inc.

We have audited the accompanying balance sheets of Perficient, Inc. (the "Company"), as of December 31, 1998 and 1999, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Perficient, Inc. at December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.



Austin, Texas
February 21, 2000
                                                              Ernst & Young, LLP

                                Perficient, Inc.

                                 Balance Sheets




                                                                                          DECEMBER 31,
                                                                                 1998                     1999
                                                                               -------------------------------

ASSETS
Current assets:
   Cash                                                                           $22,996          $5,818,918
   Accounts receivable                                                            164,961             563,334
   Other assets                                                                         -             142,422
Income tax receivable                                                                   -              10,916
                                                                               -------------------------------
Total current assets                                                              187,957           6,535,590

Computer equipment:
   Hardware                                                                        46,442              69,442
   Software                                                                         6,471              41,783
   Furniture and fixtures                                                               -               3,415
                                                                               -------------------------------
                                                                                   52,913             114,640
Accumulated depreciation                                                         (10,863)            (33,813)
                                                                               -------------------------------
Net property and equipment                                                         42,050              80,827
                                                                               ===============================
Total assets                                                                     $230,007          $6,616,417
                                                                               ===============================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                               $18,640            $165,176
   Income tax payable                                                              19,219                   -
   Accrued liabilities                                                             12,639             199,150
                                                                               -------------------------------
Total current liabilities                                                          50,498             364,326
Deferred income tax                                                                 1,350                   -
                                                                               -------------------------------
Total liabilities                                                                  51,848             364,326

Commitments and contingencies

Stockholders' equity:
   Common Stock, $0.001 par value; 20,000,000
     shares authorized; 2,000,000 and
      3,503,333 shares issued and outstanding at
      December 31, 1998 and 1999, respectively                                      2,000               3,503
   Additional paid-in capital                                                     148,000           7,777,392
   Unearned stock compensation, net of $76,000 in
      amortization for the
      year ended December 31, 1999                                                      -           (152,000)
   Retained earnings (deficit)                                                     28,159         (1,376,804)
                                                                               -------------------------------
Total stockholders' equity                                                        178,159           6,252,091
                                                                               ===============================
Total liabilities and stockholders' equity                                       $230,007          $6,616,417
                                                                               ===============================

See accompanying notes.

                                Perficient, Inc.

                            Statements of Operations







                                                                              YEAR ENDED DECEMBER 31,
                                                                              1998                1999
                                                                           ----------------------------

Consulting revenue                                                           $825,800         $3,154,936

Cost of consulting revenue                                                    400,977          1,541,389

                                                                           ----------------------------
Gross margin                                                                  424,823          1,613,547

Selling, general and administrative                                           357,014          2,197,560

Stock compensation                                                                  -            956,000

Interest expense                                                                    -             13,380

Interest income                                                                     -          (127,518)

                                                                           ----------------------------
Income (loss) before income tax                                                67,809        (1,425,875)

Income tax benefit (expense)                                                 (27,581)             20,912

                                                                           ------------------------------
Net income (loss)                                                             $40,228       $(1,404,963)
                                                                           ==============================

                                                                           ------------------------------
Net income (loss) per share - basic and diluted                                 $0.02            $(0.47)
                                                                           ==============================


See accompanying notes.

                                Perficient, Inc.

                       Statements of Stockholders' Equity




                                                                         ADDITIONAL       UNEARNED        RETAINED       TOTAL
                                                 COMMON STOCK             PAID-IN          STOCK          EARNINGS   STOCKHOLDERS'
                                            SHARES          AMOUNT       CAPITAL       COMPENSATION     (DEFICIT)      EQUITY

Issuance of common stock at inception          1,000,000     $1,000    $   49,000     $        -    $          -    $    50,000
   Net loss                                            -          -             -              -        (12,069)       (12,069)
                                            -----------------------------------------------------------------------------------
Balance at December 31, 1997                   1,000,000      1,000        49,000              -        (12,069)         37,931
   Issuance of common stock                    1,000,000      1,000        99,000              -               -        100,000
   Net income                                          -          -             -              -          40,228         40,228
                                            -----------------------------------------------------------------------------------
Balance at December 31, 1998                   2,000,000      2,000       148,000              -          28,159        178,159
   Issuance of common stock                    1,503,333      1,503     7,401,392              -               -      7,402,895
   Unearned compensation                               -          -       228,000      (228,000)               -              -
   Amortization of unearned compensation
                                                       -          -             -         76,000               -         76,000
   Net loss                                            -          -             -              -     (1,404,963)    (1,404,963)
                                            -----------------------------------------------------------------------------------
Balance at December 31, 1999                   3,503,333     $3,503    $7,777,392     $(152,000)    $(1,376,804)   $  6,252,091
                                            ===================================================================================


See accompanying notes.

                                Perficient, Inc.

                            Statements of Cash Flows


                                                                               YEAR ENDED DECEMBER 31,
                                                                                1998            1999
                                                                               ----------------------------
OPERATING ACTIVITIES
Net income (loss)                                                                $  40,228    $(1,404,963)
Adjustments to reconcile net income (loss) to net
  cash used in operating
   activities:
      Depreciation                                                                  10,530          22,950
      Non-cash stock compensation                                                        -         956,000
      Gain from disposal of fixed assets                                             (822)               -
      Deferred income taxes                                                          8,362         (1,350)
      Changes in operating assets and liabilities:
         Accounts receivable                                                     (164,961)       (398,373)
         Other assets                                                                  911       (142,422)
         Income tax receivable                                                           -        (10,916)
         Accounts payable                                                           18,640         146,536
         Income tax payable                                                         19,219        (19,219)
         Accrued liabilities                                                        12,639         186,511
                                                                               ----------------------------
Net cash used in operating activities                                             (55,254)       (665,246)

INVESTING ACTIVITIES
Purchase of property and equipment                                                (47,870)        (61,727)
Proceeds from disposal of fixed assets                                               5,596               -
                                                                               ----------------------------
Net cash used in investing activities                                             (42,274)        (61,727)

FINANCING ACTIVITIES
Proceeds from line of credit                                                        35,000         802,673
Payments on line of credit                                                        (35,000)       (802,673)
Proceeds from stock issuances                                                      100,000       6,522,895
                                                                               ----------------------------
Net cash provided by financing activities                                          100,000       6,522,895
                                                                               ----------------------------

Increase in cash                                                                     2,472       5,795,922
Cash at beginning of year                                                           20,524          22,996
                                                                               ----------------------------

Cash at end of year                                                             $   22,996    $   5,818,918
                                                                               ============================

Supplemental noncash financing activities:
   January 12, 1999 issuance of 500,000 common
    shares in exchange for shareholder receivable                               $      -      $     250,000
                                                                               ============================

See accompanying notes.

                                Perficient, Inc.

                          Notes to Financial Statements

                                December 31, 1999
           (Information subsequent to December 31, 1999 is unaudited)


1. BUSINESS OVERVIEW

Perficient, Inc. (the "Company") works with Internet software companies by providing them a professional services organization to implement and integrate the software products. The Company effectively operates as an internal services organization. The Company was incorporated on September 17, 1997 in Texas. The Company began operations in 1997 and is structured as a "C" corporation. On May 3, 1999 the Company reincorporated in Delaware.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

Consulting revenues are comprised of revenue from consulting fees recognized on a time and material basis as performed.

ADVERTISING EXPENSE

The cost of advertising is expensed as incurred. Advertising cost for the years ended December 31, 1998 and December 31, 1999 were immaterial to the financial statements.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives, which is three years.

SEGMENTS

The Company considers its business activities as a single segment.

STOCK BASED COMPENSATION

Financial Accounting Standards Board Statement No. 123, Accounting for Stock Based Compensation (FAS 123), prescribed accounting and reporting standards for all stock-based compensation plans, including employee stock options. As allowed by FAS 123, the Company has elected to account for its employee stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (APB 25).


RECENTLY ISSUED ACCOUNTING STANDARDS

In June 1998, the FASB issued FAS 133, Accounting for Derivative Instruments and Hedging Activities, as amended by FAS 137 which is effective for fiscal years beginning after June 15, 2000. This statement requires companies to record derivatives on the balance sheet as assets or liabilities measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. FAS 133 will be effective for the Company's year ended December 31, 2001. Management believes that this statement will not have a material impact on the Company's financial position or results of operations.

In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB
101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. The application of SAB 101 did not have a material impact on the financial statements of the Company.

In March 1999, the FASB issued an exposure draft entitled "Accounting for Certain Transactions involving Stock Compensation," which is a proposed interpretation of APB 25. However, the exposure draft has not been finalized. Once finalized and issued, the current accounting practices for transactions involving stock compensation may need to change and such changes could affect the Company's future operating results.

3. NET INCOME (LOSS) PER SHARE

The Company follows the provisions of SFAS No. 128, Earnings Per Share. Basic net income (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding during the period. Net income per share, assuming dilution, includes the effect of dilutive potential common stock issuable upon exercise of stock options using the treasury stock method.

Diluted net loss per share has not been presented for the year ended December 31, 1999, as the effect of the assumed exercise of stock options and warrants is antidilutive due to the Company's net loss. Total common stock equivalents not included in diluted net loss per share amounted to 251,750 common stock equivalents.

Computations of the net income (loss) per share for the year ended December 31, 1999 are as follows:

                                                                                 YEAR ENDED DECEMBER 31,
                                                                               1998                1999
                                                                             --------------------------------
Numerator:
   Income (loss) from continuing operations - numerator for basic
      earnings per share                                                     $   40,228        $  (1,404,963)

Denominator:
   Denominator for basic earnings per share - weighted-average shares
                                                                              1,750,000            3,000,556
   Effect of dilutive securities:
      Stock options                                                             124,000                   --
                                                                             --------------------------------
   Denominator for diluted earnings per share - adjusted
      weighted-average shares and assumed conversions                         1,874,000            3,000,556
                                                                             ===============================

Basic earnings per share                                                     $     0.02        $       (0.47)
                                                                             ===============================
Diluted earnings per share                                                   $     0.02        $       (0.47)
                                                                             ===============================

4. CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

Cash and accounts receivable potentially expose the Company to concentrations of credit risk. Excess cash is placed with highly rated financial institutions. The Company provides credit, in the normal course of business, to its customers. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. The Company generally requires certain up-front payments from customers, and customers can be denied access to services in the event of non-payment. One customer accounted for approximately 100% and 97% of accounts receivable and 91% and 96% of revenues at December 31, 1998 and 1999, and for the years then ended, respectively.

5. EMPLOYEE BENEFIT PLAN

The Company has a qualified 401(k) profit sharing plan available to full-time employees who meet the plan's eligibility requirements. This defined contribution plan permits employees to make contributions up to maximum limits allowed by Internal Revenue Code. The Company, at its discretion, matches a portion of the employee's contribution under a predetermined formula based on the level of contribution and years of vesting services. No contributions were made to the plan in 1998 or 1999. The Company's related costs for the plan during 1998 and 1999 were $1,750 and $1,564, respectively.

6. STOCK OPTIONS

Pro forma information regarding net income is required by SFAS 123, Accounting for Stock Based Compensation, which also requires that the information be determined as if the Company had accounted for its employee stock options granted under the fair value method prescribed by SFAS 123. The fair value for these options was estimated at the date of grant using the Black-Scholes pricing model with the following weighted-average assumptions:

FOR THE YEAR ENDED DECEMBER 31                          1998           1999
--------------------------------------------------------------------------------
Risk-free interest rate                                6.00%          6.00%
Dividend yield                                         0.00%          0.00%
Weighted-average expected life of options             5 years        5 years
Expected volatility                                     .65           .622

The Company has granted stock options to various employees under the terms of the respective employee agreements. The stock options generally vest over three years. The term of each option is ten years from the date of grant.

At December 31, 1998 the Company did not reserve common stock for future issuance and no options were designated as being available for future grants. At December 31, 1999, 2,150,000 shares of common stock were reserved for future issuance and 1,651,666 options were available for future grants.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma compensation expense and net income (loss) is as follows:

                                                  YEAR ENDED DECEMBER 31,
                                                   1998           1999
                                                ---------------------------
Pro forma compensation expense                  $   7,266     $     63,748
Pro forma net income (loss)                     $  32,962     $ (1,468,711)
Pro forma earnings per share - basic
   and diluted                                  $    0.02     $      (0.49)

A summary of changes in common stock options during 1998 and 1999 is as follows:

                                                                       WEIGHTED-
                                                         RANGE OF       AVERAGE
                                                         EXERCISE      EXERCISE
                                            SHARES        PRICES         PRICE
                                            ------------------------------------
Options outstanding at December 31, 1997     80,000    $0.05 -  0.60   $ 0.53
                                            ====================================
Options vested, December 31, 1997               556     0.05 -  0.60     0.53
                                            ====================================
   Options granted                          249,000     0.05 -  0.50     0.40
   Options exercised                              -          -              -
   Options canceled                         (56,667)    0.60             0.40
                                            ------------------------------------
Options outstanding at December 31, 1998    272,334     0.05 -  0.60     0.40
                                            ====================================
Options vested, December 31, 1998            50,222     0.05 -  0.60     0.38
                                            ====================================
   Options granted                          272,000     0.05 -  8.12     4.25
   Options exercised                         (3,333)    0.20             0.20
   Options canceled                         (42,667)    0.20 -  8.12     3.74
                                            ====================================
Options outstanding at December 31, 1999    498,334     0.05 -  8.12     2.22
                                            ====================================
Options vested, December 31, 1999           197,667    $0.05 -  8.12     1.95
                                            ====================================

The following summarizes information related to stock options outstanding at December 31, 1999:

                             OPTIONS OUTSTANDING                       OPTIONS EXERCISABLE
                -----------------------------------------------  --------------------------------
                                                  WEIGHTED
                                                   AVERAGE
    RANGE OF                       WEIGHTED       REMAINING                         WEIGHTED
EXERCISE PRICES                    AVERAGE       CONTRACTUAL                         AVERAGE
                    OPTIONS     EXERCISE PRICE      LIFE             OPTIONS     EXERCISE PRICE
---------------------------------------------------------------  --------------------------------
 $0.05 - $ 0.60     372,334          $0.44       8.69 Years           157,667          $0.42
  3.50               16,000           3.50       9.25 Years                 -              -
  7.50 -  8.125     110,000           8.06       9.68 Years            40,000           8.00
                   --------------------------------------------  --------------------------------
 $0.05 - $8.125     498,334          $2.22       8.92 Years           197,667          $1.95
                   ===========================                   ================================

At December 31, 1998 and 1999, the weighted-average remaining contractual life of outstanding options was 9.54 years and 8.92 years, respectively.

The weighted-average grant-date fair value of options granted is as follows:

                                        YEAR ENDED DECEMBER 31,
                                         1998               1999
                                      -----------------------------
Granted at market prices               $  0.40           $   1.60
Granted at below market prices         $    -            $   5.40

7. LINE OF CREDIT

On July 1, 1999, the Company entered into an agreement with a bank to borrow up to $1,000,000 against qualified accounts receivables with full recourse. Under the contract, the bank shall purchase the accounts receivable under the following terms: 80% of the balance is remitted at the sale date, the rest is remitted upon receipt of the balance due from the customer less finance and administrative fees charged by the bank. The agreement has a one-year term and borrowings under the agreement bear interest at the banks' prime rate. In connection with this agreement, the Company issued warrants to the bank to purchase 3,750 shares at the initial public offering price of $8 per share. As the effect of the warrants are not material to the financial statements, the Company has not discounted the line of credit to separately account for the warrants.

8. INCOME TAXES

As of December 31, 1999, the Company had tax net operating loss carryforwards of approximately $274,000 that will begin to expire in 2019 if not utilized.

Utilization of net operating losses may be subject to an annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986. The annual limitation may result in the expiration of net operating losses before utilization.

Significant components of the provision for income taxes attributable to continuing operations are as follows:

                                                  1998        1999
                                                ---------------------
Current:
   Federal                                      $17,661     $(17,661)
   State                                          1,558       (1,558)
                                                ---------------------
Total current                                    19,219      (19,219)
                                                ---------------------

Deferred:
   Federal                                        7,684       (1,583)
   State                                            678         (110)
                                                ---------------------
Total deferred                                    8,362       (1,693)
                                                ---------------------
                                                $27,581     $(20,912)
                                                =====================

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred taxes as of December 31, 1998 and 1999 are as follows:

                                                        1998         1999
                                                      ----------------------
Deferred tax liabilities:
   Depreciable assets                                 $(6,292)    $  (9,985)
                                                      ----------------------
Total deferred tax liabilities                         (6,292)       (9,985)
                                                      ----------------------
Deferred tax assets:
   Tax carryforwards                                        -       101,265
   Bad debt                                                 -        25,181
   Stock Compensation                                       -        28,121
   Accrued liabilities and other                        4,942        17,364
                                                      ----------------------
Total deferred tax assets                               4,942       171,931
Valuation allowance for deferred tax assets                 -      (161,946)
                                                      ----------------------
Net deferred tax assets                                 4,942         9,985
                                                      ----------------------
Net deferred taxes                                    $(1,350)    $       -
                                                      ======================

The Company has established a valuation allowance equal to the net deferred tax assets due to uncertainties regarding the realization of deferred tax assets based on the Company's lack of earnings history. The valuation allowance increased by approximately $162,000 during 1999.

The Company's provision for income taxes differs from the expected tax expense (benefit) amount computed by applying the statutory federal income tax rate of 34% to income before income taxes as a result of the following:

                                                        1998        1999
                                                      ---------------------
Tax at statutory rate of 34%                          $23,057    $(472,897)
State taxes, net of federal benefit                     1,653      (14,798)
Stock based compensation                                    -      299,200
Permanent items                                         2,288        5,638
Change in valuation allowance                               -      161,945
Other                                                     583            -
                                                      ---------------------
                                                      $27,581    $ (20,912)
                                                      =====================

9. COMMITMENTS AND CONTINGENCIES

The Company leases equipment under an operating lease that expires in 2000. Future lease commitments are as follows:

2000                                                 $  84,606
2001                                                   116,208
2002                                                    70,878
                                                     ---------
Total                                                $ 271,692
                                                     =========

In addition, the Company has entered into a sublease with a related party for office rent. The agreement is month-to-month. For the years ended December 31, 1998 and 1999, the Company recorded rent expense of $16,707 and $88,666, respectively.

10. YEAR 2000 COMPLIANCE (UNAUDITED)

Prior to January 1, 2000, there was concern regarding the ability of computers to adequately distinguish 21st century dates from 20th century dates due to the two-digit field used by many systems. However, the Company has not encountered any problems with its internal and financial reporting systems and believes that its systems will continue to be operable beyond the Year 2000.

11. SUBSEQUENT EVENTS

On January 3, 2000, the Company acquired LoreData, Inc., a Connecticut corporation, and merged LoreData, Inc. into a wholly-owned subsidiary, Perficient Acquisition Corp., a Delaware corporation. Perficient Acquisition Corp. is the surviving corporation to the merger and will continue under the name, "Perficient LoreData, Inc." LoreData, Inc. was a 17 person internet professional services firm based in New London, CT. The Company acquired LoreData for an aggregate purchase price of (i) $385,000 in cash that was paid at closing, (ii) 30,005 shares of common stock, also paid at closing, and (iii) 131,709 shares of common stock that are being held in escrow for disposition by the escrow agent in accordance with an Escrow Agreement dated as of January 3, 2000.

On January 14, 2000 the Board of Directors authorized an additional 1,100,000 shares of Common Stock to be available under the Company's Stock Option/Stock Issuance Plan. An additional 50,000 shares of Common Stock were authorized and added to the Plan on February 14, 2000.

On February 7, 2000, the Company completed an $8.1 million private placement of common stock. The Company intends to use the proceeds from the private placement to further accelerate its previously announced acquisition program and for other corporate purposes. A total of 400,000 shares of common stock were issued and sold by the Company, resulting in gross proceeds to the Company of $5.6 million. The private placement was priced at $14 per share. Gilford Securities Incorporated acted as placement agent in connection with the private placement.

On February 16, 2000, the Company entered into an Agreement and Plan of Merger with Compete Inc. ("Compete"), Perficient Compete, Inc., and the shareholders of Compete. The aggregate purchase price of Compete consists of (i) $3,500,000 in cash, (ii) $2,527,500 in promissory notes to be repaid within six months following the closing, (iii) 2,200,000 shares of common stock, of which 1,100,000 shares are subject to adjustment and (iv) the assumption of Compete, Inc.'s outstanding employee options. The closing of the acquisition of Compete is conditioned upon, among other things, obtaining the consent of Perficient's stockholders. Accordingly, there can be no assurance that the acquisition will be completed.

                         Report of Independent Auditors


The Board of Directors
LoreData, Inc.

We have audited the accompanying balance sheets of LoreData, Inc. (the "Company"), as of December 31, 1998 and 1999, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LoreData, Inc. at December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.



Austin, Texas
February 17, 2000

                                                              Ernst & Young, LLP

                                 LoreData, Inc.

                                 Balance Sheets


                                                                           DECEMBER 31,
                                                                        1998         1999
                                                                     -----------------------
ASSETS
Current assets:
   Cash                                                              $  17,204    $     -
   Accounts receivable                                                 158,012      128,148
                                                                     -----------------------
Total current assets                                                   175,216      128,148

Property and equipment
   Computer equipment                                                   31,410       91,534
   Software                                                              7,807       18,439
   Furniture and fixtures                                                2,919        4,819
                                                                     -----------------------
                                                                        42,136      114,792
   Accumulated depreciation                                             (6,761)     (35,535)
                                                                     -----------------------
Net property and equipment                                              35,375       79,257

Other assets                                                             1,455        2,729
                                                                     -----------------------
Total assets                                                         $ 212,046    $ 210,134
                                                                     =======================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                  $  29,229    $  33,279
   Accrued liabilities                                                  50,103       34,015
   Note payable to related party, current portion                            -        3,922
   Obligation under line of credit                                      30,000       39,854
                                                                     -----------------------
Total current liabilities                                              109,332      111,070
Note payable to related party, less current portion                          -       48,968
                                                                     -----------------------
Total liabilities                                                      109,332      160,038

Commitments and contingencies

Stockholders' equity:
   Common stock, no par value; 20,000 shares authorized; 100
      shares issued and outstanding at December 31, 1998 and
      1999, respectively                                                 1,000        1,000
   Additional paid-in capital                                           12,668       12,668
   Note receivable from stockholder                                          -      (53,828)
   Retained earnings                                                    89,046       90,256
                                                                     -----------------------
Total stockholders' equity                                             102,714       50,096
                                                                     -----------------------
Total liabilities and stockholders' equity                           $ 212,046    $ 210,134
                                                                     =======================

See accompanying notes.

                                 LoreData, Inc.

                            Statements of Operations


                                                  YEAR ENDED DECEMBER 31,
                                                   1998           1999
                                                 ------------------------
Total revenue                                    $290,409      $1,348,480

Cost of consulting revenue                        151,527         968,584
                                                 ------------------------
Gross margin                                      138,882         379,896

Selling, general and administrative                49,586         371,421
Interest expense                                        -           7,265

                                                 ------------------------
Net income                                       $ 89,296      $    1,210
                                                 ========================


See accompanying notes.

                                 LoreData, Inc.

                       Statements of Stockholders' Equity




                                       COMMON STOCK                   ADDITIONAL    NOTE RECEIVABLE     RETAINED         TOTAL
                                     ---------------   SUBSCRIPTION    PAID-IN           FROM           EARNINGS      STOCKHOLDERS'
                                     SHARES   AMOUNT    RECEIVABLE     CAPITAL        STOCKHOLDER       (DEFICIT)       EQUITY
                                     ---------------------------------------------------------------------------------------------
Balance at December 31, 1997             -    $1,000   $   (1,000)     $      -       $        -       $     (250)    $      (250)
   Issuance of common stock            100         -        1,000             -                -                -           1,000
   Capital contribution                  -         -            -        12,668                -                -          12,668
   Net income                            -         -            -             -                -           89,296          89,296
                                     ---------------------------------------------------------------------------------------------
Balance at December 31, 1998           100     1,000            -        12,668                -           89,046         102,714
   Issuance of stockholder note          -         -            -             -          (53,828)               -         (53,828)
   Net income                            -         -            -             -                -            1,210           1,210
                                     ---------------------------------------------------------------------------------------------
Balance at December 31, 1999           100    $1,000   $        -      $ 12,668       $  (53,828)      $   90,256     $    50,096
                                     =============================================================================================

See accompanying notes.

                                 LoreData, Inc.

                            Statements of Cash Flows


                                                                           YEAR ENDED DECEMBER 31,
                                                                            1998            1999
                                                                          ------------------------
OPERATING ACTIVITIES
Net income                                                                $   89,296    $   1,210
Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                            6,761       28,774
      Legal fees paid as consideration for capital                             2,668            -
      Changes in operating assets and liabilities:
         Accounts receivable                                                (158,012)      29,864
         Other assets                                                         (1,455)      (1,274)
         Accounts payable                                                     28,979        4,050
         Accrued liabilities                                                  50,103      (16,088)
                                                                          ------------------------
Net cash provided by operating activities                                     18,340       46,536

INVESTING ACTIVITIES
Purchase of property and equipment                                           (42,136)     (72,656)
                                                                          ------------------------
Net cash used in investing activities                                        (42,136)     (72,656)

FINANCING ACTIVITIES
Proceeds from line of credit                                                  30,000       20,000
Payments on line of credit                                                         -      (10,146)
Payments on related party note payable                                             -         (938)
Proceeds from contributed capital                                             10,000            -
Proceeds from stock issuance                                                   1,000            -
                                                                          ------------------------
Net cash provided by financing activities                                     41,000        8,916
                                                                          ------------------------

Change in cash                                                                17,204      (17,204)
Cash at beginning of year                                                          -       17,204
                                                                          ========================
Cash at end of year                                                       $   17,204    $      -
                                                                          ========================

Supplemental noncash financing activities:
   Issuance of note receivable to stockholder                             $        -    $  53,828
                                                                          ========================
   Issuance of note payable to related party                              $       -     $  53,828
                                                                          ========================

See accompanying notes.

                                 LoreData, Inc.

                          Notes to Financial Statements

                                December 31, 1999


1. BUSINESS OVERVIEW

LoreData, Inc. (the "Company") offers Internet systems development, architecture and implementation services, to companies in a wide array of industries. The Company was incorporated on December 17, 1997 in Connecticut, at which time it began operations, and is structured as an "S" corporation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

Consulting revenues are comprised of revenue from consulting fees recognized on a time and material basis as performed.

ADVERTISING EXPENSE

The cost of advertising is expensed as incurred. Advertising cost for the years ended December 31, 1998 and December 31, 1999 were $13,562 and $14,819, respectively.

COMPREHENSIVE INCOME

In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") 130, Reporting Comprehensive Income, which requires that an enterprise report, by major components and as a single total, the change in its net assets during the period from nonowner sources. The Company adopted SFAS 130 during the year ended December 31, 1998. There was no accumulated other comprehensive gain or loss during 1998 or 1999.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives, which is three to seven years.

INCOME TAXES

The Company has elected to be treated as a Subchapter S corporation under the Internal Revenue Code of 1986, as amended, whereby federal income taxes are the responsibility of the individual shareholders. The Company is subject to state income taxes. Accordingly, the Company provides for state income taxes based on statutory rates.


RECENTLY ISSUED ACCOUNTING STANDARDS

In June 1998, the FASB issued Financial Accounting Standards ("FAS") 133, Accounting for Derivative Instruments and Hedging Activities, as amended by FAS 137 which is effective for fiscal years beginning after June 15, 2000. This statement requires companies to record derivatives on the balance sheet as assets or liabilities measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. FAS 133 will be effective for the Company's year ended December 31, 2001. Management believes that this statement will not have a material impact on the Company's financial position or results of operations.

In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB 101"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. The application of SAB 101 did not have a material impact on the financial statements of the Company.

In March 1999, the FASB issued an exposure draft entitled "Accounting for Certain Transactions involving Stock Compensation," which is a proposed interpretation of APB 25. However, the exposure draft has not been finalized. Once finalized and issued, the current accounting practices for transactions involving stock compensation may need to change and such changes could affect the Company's future operating results.

3. CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

Cash and accounts receivable potentially expose the Company to concentrations of credit risk. Excess cash is placed with highly rated financial institutions. The Company provides credit, in the normal course of business, to its customers. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. One customer accounted for approximately 29% and 44% of accounts receivable and 60% and 53% of revenues at December 31, 1998 and 1999, and for the years then ended, respectively.

4. EMPLOYEE BENEFIT PLAN

On January 1, 1999, the Company adopted a qualified simple profit sharing plan for all full time employees who received a specified amount in any given year. Eligible employees may elect to contribute to the plan based up to certain amounts specified in the plan. The Company, at its discretion, matches 3% of employee contributions up to $6,000 per year. Employer contributions to the plan in 1999 were $14,182. No administrative costs were incurred in conjunction with the plan in 1999.

5. LINE OF CREDIT

The Company has a revolving line of credit with a financial institution that provides maximum borrowings of $50,000 with interest payable at prime plus 1.5% (9.25% and 10.00% at December 31, 1998 and 1999, respectively). The line matures on October 31, 2000 and is guaranteed by the primary stockholder. At December 31, 1998 and 1999, the Company had borrowings against the line of $30,000 and $39,854, respectively.

6. COMMITMENTS AND CONTINGENCIES

The Company leases equipment and facilities under operating leases that expire ratably through 2002. Future lease commitments are as follows:

2000                                                $     16,226
2001                                                       7,084
2002                                                       1,181
                                                    ------------
Total                                               $     24,491
                                                    ============

For the years ended December 31, 1998 and 1999, the Company recorded lease expense of $2,478 and $27,363, respectively. During 1999, approximately $5,000 in lease expense was paid on an operating lease for an automobile used by a shareholder and officer of the Company.

7. RELATED PARTY TRANSACTIONS

During 1998, the Company paid approximately $141,000 in subcontracted labor fees to a related-party company which shares common ownership with the Company. During 1999, the shareholders of the related-party company discontinued operations and the Company hired certain employees of the related-party.

On September 1, 1999 the Company's shareholders entered into an agreement whereby one of the shareholders sold 100% of his common stock to the remaining shareholder for $150,000 in consideration. Consideration consists of a note payable and guaranteed retainer fees.

In conjunction with this agreement, the Company obligated itself to pay the note to the former shareholder. The note bears interest of 7% and specifies for monthly payments of $625 through September 2009. At December 31, 1999 the remaining note balance was $52,896. Future minimum commitments under this agreement are as follows:

2000                                                   $      3,922
2001                                                          4,206
2002                                                          4,509
2003                                                          4,836
2004                                                          5,126

In conjunction with the agreement, the Company also issued a note receivable to the existing shareholder. The note bears 7% interest and is to be paid by the existing shareholder in monthly installments of $625 through September 2009. At December 31, 1999 the remaining note balance was $53,828.

During 1999, the Company paid approximately $55,000 to a former shareholder for consulting services performed on behalf of the Company.

8. YEAR 2000 Compliance (Unaudited)

Prior to January 1, 2000, there was concern regarding the ability of computers to adequately distinguish 21st century dates from 20th century dates due to the two-digit field used by many systems. However, the Company has not encountered any problems with its internal and financial reporting systems and believes that its systems will continue to be operable beyond the Year 2000.

9. SUBSEQUENT EVENTS
On January 3, 2000, the Company was acquired by way of merger with Perficient Acquisition Corp., a Delaware corporation. Perficient Acquisition Corp. is the surviving corporation to the merger and will continue under the name, "Perficient LoreData, Inc." Perficient acquired LoreData for an aggregate purchase price of (i) $385,000 in cash that was paid at closing, (ii) 30,005 shares of Perficient common stock, par value $0.001 per share, also paid at closing, and (iii) 131,709 shares of Perficient common stock that are being held in escrow for disposition by the escrow agent in accordance with an Escrow Agreement dated as of January 3, 2000.

                         Report of Independent Auditors

The Board of Directors
Compete, Inc.

We have audited the accompanying balance sheets of Compete, Inc. (the "Company"), as of December 31, 1998 and 1999, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Compete, Inc. at December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.



Austin, Texas

February 19, 2000


                                                       Ernst & Young, LLP

                                 Compete, Inc.

                                 Balance Sheets



                                                                               DECEMBER 31,
                                                                          1998             1999
                                                                       -----------------------------
ASSETS
Current assets:
   Cash                                                                $    84,194      $    43,172
   Accounts receivable, net of allowance for doubtful accounts of
      $10,000 and $19,616 in 1998 and 1999                               1,035,368        1,149,214
                                                                       -----------------------------
Total current assets                                                     1,119,562        1,192,386

Property and equipment:
   Computer equipment                                                      279,607          360,991
   Software                                                                 14,183           87,364
   Office equipment                                                         58,995           93,248
                                                                       -----------------------------
                                                                           352,785          541,603
   Accumulated depreciation                                               (167,333)        (296,070)
                                                                       -----------------------------
Net property and equipment                                                 185,452          245,533

Goodwill, net of accumulated amortization of $5,000 and $35,000 at
   December 31, 1998 and 1999                                               85,000           55,000
Other assets                                                                 5,391            8,724

                                                                       -----------------------------
Total assets                                                           $ 1,395,405      $ 1,501,643
                                                                       =============================

                                  Compete, Inc.

                                 Balance Sheets


                                                                            DECEMBER 31,
                                                                     1998               1999
                                                                  ------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accrued liabilities                                            $   251,299      $    128,968
   Accrued payroll                                                    110,794            50,892
   Income tax payable                                                   2,175               855
   Deferred income tax                                                  9,920            14,375
   Deferred revenue                                                    11,950            20,360
   Short-term borrowings                                              315,100           400,000
   Note payable to shareholder                                         54,133                 -
   Current portion of lease obligation                                 47,080            99,757
                                                                  ------------------------------
Total current liabilities                                             802,451           715,207
Lease obligation, net of current portion                               79,948           119,515
                                                                  ------------------------------
Total liabilities                                                     882,399           834,722

Stockholders' equity:
   Common stock, no par value; 3,000,000 and 3,600,000
      shares authorized; 2,700,000 and 2,634,668 shares
      issued and outstanding at December 31, 1998 and
      1999, respectively
                                                                       21,300            20,495
   Less cost of common stock held in treasury, 300,000
      shares in 1998 and 365,332 shares in 1999                      (200,300)         (243,696)
   Additional paid-in capital                                           2,000         4,595,413
   Unearned stock compensation                                              -        (4,593,413)
   Retained earnings                                                  690,006           888,122
                                                                  ------------------------------
Total stockholders' equity                                            513,006           666,921
                                                                  ------------------------------
Total liabilities and stockholders' equity                        $ 1,395,405      $  1,501,643
                                                                  ==============================

See accompanying notes.

                                  Compete, Inc.

                            Statements of Operations


                                                     YEAR ENDED DECEMBER 31,
                                                     1998             1999
                                                  -----------------------------
Revenue                                           $ 4,181,458      $ 6,643,577

Cost of consulting revenue                          2,626,430        4,087,063
                                                  -----------------------------
Gross margin                                        1,555,028        2,556,514

Selling, general and administrative                   973,525        2,149,642

Interest and other                                     13,711           53,694
                                                  -----------------------------
Income before income tax                              567,792          353,178

Income tax expense                                     (8,710)          (3,135)
                                                  -----------------------------
Net income                                        $   559,082      $   350,043
                                                  =============================

See accompanying notes.

                                  Compete, Inc.

                       Statements of Stockholders' Equity




                                         COMMON STOCK         ADDITIONAL       UNEARNED                                  TOTAL
                                    ---------------------      PAID-IN          STOCK       TREASURY     RETAINED     STOCKHOLDERS'
                                     SHARES        AMOUNT      CAPITAL      COMPENSATION      STOCK      EARNINGS       EQUITY
                                    ----------------------------------------------------------------------------------------------
Balance at December 31, 1997
   (Unaudited)                      3,000,000    $ 24,000    $     2,000    $          -    $      -     $ 203,374    $  229,374
   Purchase of treasury stock        (300,000)     (2,700)             -               -     (200,300)           -      (203,000)
   Stockholder distribution                 -           -              -               -            -      (72,450)      (72,450)
   Net income                               -           -              -               -            -      559,082       559,082
                                    ---------------------------------------------------------------------------------------------
Balance at December 31, 1998        2,700,000      21,300          2,000               -     (200,300)     690,006       513,006
   Purchase of treasury stock        (215,332)       (805)             -               -     (144,896)           -      (145,701)
   Net income                               -           -              -               -            -      350,043       350,043
   Issuance stock dividend            150,000           -              -               -      101,500     (101,500)            -
   Deferred stock compensation              -           -      4,593,413      (4,593,413)           -            -             -
   Stockholder distribution                 -           -              -               -            -      (50,427)      (50,427)
                                    ---------------------------------------------------------------------------------------------
Balance at December 31, 1999        2,634,668    $ 20,495    $ 4,595,413    $ (4,593,413)   $(243,696)   $ 888,122    $  666,921
                                    =============================================================================================

See accompanying notes.

                                  Compete, Inc.

                            Statements of Cash Flows


                                                                          YEAR ENDED DECEMBER 31,
                                                                          1998              1999
                                                                       -----------------------------
OPERATING ACTIVITIES
Net income                                                             $    559,082    $    350,043
Adjustments to reconcile net income to net cash provided
   by operating activities:
      Depreciation and amortization                                          86,878         158,737
      Deferred income tax                                                     6,535           4,455
      Changes in operating assets and liabilities:
         Accounts receivable                                               (676,736)       (113,846)
         Other assets                                                          (986)         (3,333)
         Accrued liabilities                                                174,863        (122,331)
         Accrued payroll                                                     54,260         (59,902)
         Income tax payable                                                   2,175          (1,320)
         Deferred revenue                                                    11,950           8,410
                                                                       -----------------------------
Net cash provided by operating activities                                   218,021         220,913

INVESTING ACTIVITIES
Purchase of property and equipment                                          (21,014)        (24,085)
Acquisition                                                                (100,000)              -
                                                                       -----------------------------
Net cash used in investing activities                                      (121,014)        (24,085)

FINANCING ACTIVITIES
Proceeds from issuance of debt                                            1,258,100       1,733,000
Payments on debt                                                         (1,033,000)     (1,648,100)
Principle payments under capital lease obligations                          (32,516)        (72,489)
Payments of shareholder distribution                                        (72,450)        (50,427)
Purchase of treasury stock                                                 (148,867)       (199,834)
                                                                       -----------------------------
Net cash provided by financing activities                                   (28,733)       (237,850)
                                                                       -----------------------------

Increase in cash                                                             68,274         (41,022)
Cash at beginning of year                                                    15,920          84,194
                                                                       -----------------------------
Cash at end of year                                                    $     84,194    $     43,172
                                                                       =============================

Supplemental noncash activities:
   Purchase of treasury stock with note payable to shareholder
                                                                       $     54,133    $         -
                                                                       =============================
   Property and equipment acquired under capital lease obligations
                                                                       $    110,952    $    164,733
                                                                       =============================

See accompanying notes.

                                  Compete, Inc.

                          Notes to Financial Statements

                                December 31, 1999
           (Information subsequent to December 31, 1999 is unaudited)


1. BUSINESS OVERVIEW

Compete, Inc. ("the Company") offers Internet systems development and architecture services, implementation services, and education to companies in a wide array of industries throughout the United States and New Zealand. The Company was incorporated on October 7, 1994 in Illinois, at which time it began operations, and is structured as an "S" Corporation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

Consulting revenues are comprised of revenue from consulting fees and are recognized on a time and material basis as performed.

ADVERTISING EXPENSE

The cost of advertising is expensed as incurred. Advertising cost for years ended December 31, 1998 and December 31, 1999 was $14,375 and $13,321, respectively.

COMPREHENSIVE INCOME

In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") 130, Reporting Comprehensive Income. The Company adopted SFAS 130 during the year ended December 31, 1998. There was no impact to the Company as a result of the adoption of SFAS 130, as there was no difference between net loss and comprehensive loss.

GOODWILL

Goodwill is carried at the lower of unamortized cost or fair value. Management reviews the valuation and amortization of goodwill on a periodic basis, taking into consideration any events or circumstances which may result in diminished fair value. Goodwill is amortized using the straight line method over their estimated life which has been determined to be three years. During 1998 and 1999, the Company incurred approximately $5,000 and $30,000 in amortization expense, respectively.

INCOME TAXES

The Company has elected to be treated as a Subchapter S corporation under the Internal Revenue Code of 1986, as amended, whereby federal income taxes are the responsibility of the individual shareholders. The Company is subject to state income taxes. Accordingly, the Company provides for state income taxes based on statutory rates.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives, which is three years.

SEGMENTS

Effective January 1, 1998, the Company adopted the FASB's SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. The adoption of SFAS 131 did not have a significant effect on the disclosure of segment information as the Company continues to consider its business activities as a single segment.

STOCK BASED COMPENSATION

Financial Accounting Standards Board Statement No. 123, Accounting for Stock Based Compensation ("FAS 123"), prescribed accounting and reporting standards for all stock-based compensation plans, including employee stock options. As allowed by FAS 123, the Company has elected to account for its employee stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25").

RECENTLY ISSUED ACCOUNTING STANDARDS

In June 1998, the FASB issued FAS 133, Accounting for Derivative Instruments and Hedging Activities, as amended by FAS 137, which is effective for fiscal years beginning after June 15, 2000. This statement requires companies to record derivatives on the balance sheet as assets or liabilities measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. FAS 133 will be effective for the Company's year ended December 31, 2001. Management believes that this statement will not have a material impact on the Company's financial position or results of operations.

In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB 101"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. The application of SAB 101 did not have a material impact on the financial statements of the Company.

In March 1999, the FASB issued an exposure draft entitled "Accounting for Certain Transactions involving Stock Compensation," which is a proposed interpretation of APB 25. However, the exposure draft has not been finalized. Once finalized and issued, the current accounting practices for transactions involving stock compensation may need to change and such changes could affect the Company's future operating results.

3. CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

Cash and accounts receivable potentially expose the Company to concentrations of credit risk, as defined by SFAS 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk. Excess cash is placed with highly rated financial institutions. The Company provides credit, in the normal course of business, to its customers. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. At December 31, 1998 and 1999, three customers accounted for approximately 60% of revenues and 24% of accounts receivable, and 57% of revenue and 54% of accounts receivable, respectively.

4. EMPLOYEE BENEFIT PLAN

During 1998, the Company created a qualified 401(k) profit sharing plan available to full-time employees who meet the plan's eligibility requirements. This defined contribution plan permits employees to make contributions up to maximum limits allowed by Internal Revenue Code. The Company, at its discretion, matches a portion of the employee's contribution under a predetermined formula based on the level of contribution and years of vesting service. During 1998 and 1999, the Company made contributions to the plan totaling $9,500 and $26,700, respectively.

5. STOCK OPTIONS

Pro forma information regarding net income is required by SFAS 123, Accounting for Stock Based Compensation, which also requires that the information be determined as if the Company had accounted for its employee stock options granted under the fair value method prescribed by SFAS 123. The fair value for these options was estimated at the date of grant using the Black-Scholes pricing model with the following weighted-average assumptions:

     Risk-free interest rate                                    7.00%
     Dividend yield                                             0.00%
     Weighted-average expected life of options                2.5 years
     Expected volatility                                         .65

The Company has granted stock options to various employees under the terms of the respective employee agreements. The stock options generally vest over two-to-four years. The term of each option is ten years from the date of grant.

At December 31, 1998, the Company did not reserve common stock for future issuance and no options were designated as being available for future grants. At December 31, 1999, 750,000 shares of common stock were reserved for future issuance and 184,652 options were available for future grants.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma compensation expense and net income is as follows:

                                           YEAR ENDED DECEMBER 31,
                                              1998         1999
Pro forma compensation expense             $     156     $ 210,153
Pro forma net income                       $ 558,926     $ 139,890

A summary of changes in common stock options during 1998 and 1999 is as follows:

                                                                       WEIGHTED-
                                                        RANGE OF        AVERAGE
                                                        EXERCISE        EXERCISE
                                            SHARES       PRICES        PRICES
                                          --------------------------------------
Options outstanding December 31, 1997            -    $           -   $       -
                                          --------------------------------------
   Options granted                          60,000                -        0.02
   Options exercised                             -                -           -
   Options canceled                              -                -           -
                                          --------------------------------------
Options outstanding, December 31, 1998      60,000    $        0.02   $    0.02
   Options granted                         505,348    $3.01 - $3.31        3.03
   Options exercised                             -                -           -
   Options canceled                              -                -           -
                                          ======================================
Options outstanding, December 31, 1999     565,348    $0.02 - $3.31   $    2.71
                                          ======================================

5. STOCK OPTIONS (CONTINUED)

At December 31, 1998 and 1999, the weighted-average remaining contractual life of outstanding options was 9.03 years and 9.79 years, respectively. The weighted-average grant-date fair value of options granted during 1998 and 1999 was approximately $0.02 and $12.12 per share, respectively. No options were vested as of December 31, 1998 or 1999.

6. LINE OF CREDIT

During 1998 and 1999, the Company continued to borrow funds under an existing line of credit agreement with a financial institution. The agreement allowed for borrowings up to $500,000 and $750,000 at December 31, 1998 and 1999 respectively, which are secured by all assets of the Company. The line of credit bears interest at the financial institution's prime rate plus one percent, which was 8.75% at December 1998 and 1999. Interest is due monthly until the line matures on June 30, 2000. At December 1998 and 1999, the Company had outstanding balances under the line of credit approximating $315,000 and $400,000 respectively.

7. COMMITMENTS AND CONTINGENCIES

The Company leases its principle office under a noncancelable operating lease agreement that expires in September 2001. Rental expense for all operating leases was approximately $61,362 and $125,000 for the years ended December 31, 1998 and 1999, respectively.

As of December 31, 1999, minimum lease payments under all noncancelable lease agreements were as follows:

                                                 CAPITAL       OPERATING LEASES
                                                 LEASES
                                              ---------------------------------
2000                                          $    128,978      $   147,321
2001                                                95,846          121,048
2002                                                29,721           29,764
2003                                                 4,730            8,169
2004                                                     -            6,127
                                              ---------------------------------
Total minimum lease payments                  $    259,275      $   312,429
                                                                ===========
Less amount representing interest                   40,003
                                              ------------
Present value of minimum lease payments            219,272
Less current portion                                99,757
                                              ------------
Long-term capital lease obligation            $    119,515
                                              ============

In December 1999, the Company entered into capital lease agreements for equipment that was received subsequent to year end. The present value of the future minimum lease commitment related to these capital leases are approximately $45,000. The leases will expire in January 2002.

As of December 31, 1998 and 1999, the Company held approximately $129,000 (net of $41,000 in accumulated depreciation) and $212,000 (net of $122,000 in accumulated depreciation) in fixed asset acquired under capital leases.

8. ACQUISITION

On November 13, 1998, the Company acquired Visual Software Integrations, Inc. ("VSI") for $100,000. The consideration was allocated between computer equipment and goodwill. As a condition of the acquisition, the Company entered into employment agreements with the former owners of VSI which specified bonus payments contingent upon the successful retention of certain former VSI employees. During 1999, the Company recognized expense of $100,000 relating to these agreements. Should future retention goals be met, the Company could potentially be liable for an additional $100,000.

9. INCOME TAXES

The stockholders elected to have the Company treated as a S Corporation under the Internal Revenue Code. Accordingly, the Company does not pay federal corporate tax on its income. The Company's stockholders include their pro rata share of the Company's taxable income in their individual income tax returns. It is the intent of the Company to provide distribution to its stockholders in amounts that are at least sufficient to cover the tax effect that results from the Company's taxable income being included in the stockholders' individual income tax returns.

The Company is subject to state income taxes in certain states which do not recognize S Corporation status. The Company accounts for such state income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities. At December 31, 1999 and 1998, deferred taxes resulted primarily from differences between the book basis and tax basis of accounts receivable, accounts payable, and other accrued liabilities.

10. Year 2000 Compliance (Unaudited)

Prior to January 1, 2000, there was concern regarding the ability of computers to adequately distinguish 21st century dates from 20th century dates due to the two-digit field used by many systems. However, the Company has not encountered any problems with its internal and financial reporting systems and believes that its systems will continue to be operable beyond the Year 2000.

11. SUBSEQUENT EVENTS

ACQUISITION OF COMPETE, INC.

On February 16, 2000, the shareholders of the Company entered into an Agreement and Plan of Merger with Perficient, Inc. ("Perficient"). The aggregate purchase price to be paid by Perficient consists of (i) $3,500,000 in cash, (ii) $2,527,500 in promissory notes to be received within six months following the closing, (iii) 2,200,000 shares of Perficient common stock, of which 1,100,000 shares are subject to adjustment and iv) the assumption of the Company's outstanding employee options. The closing of the acquisition of the Company is conditioned upon, among other things, obtaining the consent of Perficient's stockholders. Accordingly, there can be no assurance that the acquisition will be completed.

     SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

         THE FOLLOWING UNAUDITED PRO FORMA DATA GIVES EFFECT TO THE MERGER AS IF ALL SUCH TRANSACTIONS HAD BEEN CONSUMMATED ON DECEMBER 31, 1999 IN THE CASE OF BALANCE SHEET DATA AND JANUARY 1, 1999 WITH RESPECT TO FINANCIAL DATA AND OPERATIONS DATA. THE PRO FORMA INFORMATION GIVES EFFECT TO THE MERGER UNDER THE PURCHASE METHOD OF ACCOUNTING AND TO THE ASSUMPTIONS AND ADJUSTMENTS DESCRIBED IN THE ACCOMPANYING NOTES TO THE PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

         THE PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS ARE BASED ON THE HISTORICAL FINANCIAL STATEMENTS OF PERFICIENT, LOREDATA AND COMPETE AND THEIR RELATED NOTES THERETO INCLUDED ELSEWHERE HEREIN. THESE PRO FORMA STATEMENTS ARE PRESENTED FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT NECESSARILY BE INDICATIVE OF THE RESULTS THAT ACTUALLY WOULD HAVE OCCURRED HAD THE MERGER BEEN CONSUMMATED AT THE DATES INDICATED, NOR ARE THEY NECESSARILY INDICATIVE OF FUTURE OPERATING RESULTS OR FINANCIAL POSITION.


                                 PERFICIENT INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             As of December 31, 1999

                                       Perficient      LoreData        Compete      Adjustments        Pro Forma
                                       ------------  -------------  -------------- --------------     -------------
Assets
   Current assets:
     Cash                               $5,818,918             $0         $43,172     ($385,000) (a)
                                                                                     (3,500,000) (b)
                                                                                       5,317,000 (c)
                                                                                       (366,638) (d)
                                                                                       (150,000) (e)
                                                                                        (77,000) (f)    $6,700,452
     Accounts receivable, net              563,334        128,148       1,149,214             --         1,840,696
     Other assets                          142,422             --              --             --           142,422
     Income tax receivable                  10,916             --              --             --            10,916
                                       ----------------------------------------------------------------------------
   Total current assets                  6,535,590        128,148       1,192,386       838,362          8,694,486
   Property and equipment                  114,640        114,792         541,603       (35,535) (g)
                                                                                       (296,070) (h)       439,430
   Accumulated depreciation               (33,813)       (35,535)       (296,070)         35,535 (i)
                                                                                         296,070 (j)      (33,813)
   Goodwill, net                                --             --          90,000     58,498,826 (k)
                                                                                       2,352,472 (l)
                                                                                        (90,000) (m)
                                                                                          55,000 (n)    60,906,298
   Accumulated amortization                     --             --        (35,000)         35,000 (o)             0
   Other assets                                 --          2,729           8,724             --            11,453
                                       ----------------------------------------------------------------------------
Total assets                            $6,616,417       $210,134      $1,501,643    $61,689,660       $70,017,854
                                       ============================================================================

Liabilities and stockholders' equity
   Liabilities
   Current liabilities:
     Accounts payable                     $165,175        $33,279        $164,558          $  --          $363,013
     Short term borrowings                       0         43,776         400,000      2,415,690 (p)
                                                                                         107,810 (q)     2,971,276


     Other current liabilities             199,150         34,015         150,649             --           383,814
                                       ----------------------------------------------------------------------------
   Total current liabilities               364,326        111,070         715,207      2,527,500         3,718,103
   Note payable to related party,
     less current portion                       --         48,968              --             --            48,968
   Capital lease obligation                     --             --         119,515             --           119,515
                                       ----------------------------------------------------------------------------
   Total liabilities                       364,326        160,038         834,722      2,527,500         3,886,586
   Stockholders' equity:
     Common Stock                            3,503          1,000          20,495          2,200 (r)
                                                                                             162 (s)
                                                                                         (1,000) (t)
                                                                                        (20,495) (u)
                                                                                             400 (v)
                                                                                              17 (w)         6,282
     Treasury Stock                             --             --       (243,696)        243,696 (x)             0
     Additional paid-in capital          7,777,392         12,668       4,595,413     52,619,392 (y)
                                                                                       1,940,406 (z)
                                                                                        (12,668) (aa)
                                                                                     (4,595,413) (bb)
                                                                                       5,316,600 (cc)   67,653,790
     Note receivable from stockholder           --       (53,828)              --         53,828 (dd)            0
     Unearned stock compensation         (152,000)             --     (4,593,413)      4,593,413 (ee)    (152,000)
     Retained earnings (deficit)       (1,376,804)         90,256         888,122       (90,256) (ff)
                                                                                       (888,122) (gg)  (1,376,804)
                                       ----------------------------------------------------------------------------
   Total stockholders' equity            6,252,091         50,096         666,921     59,162,160        66,131,268
                                       ----------------------------------------------------------------------------
Total liabilities and stockholders'
  equity                                $6,616,417       $210,134      $1,501,643    $61,689,660       $70,017,854
                                       ============================================================================

See notes to unaudited pro forma condensed consolidated balance sheet

                                PERFICIENT, INC.
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The following pro forma adjustments to the unaudited condensed consolidated balance sheet assume the mergers had been consummated on December 31, 1999.

The LoreData, Inc. and Compete, Inc. acquisitions will be accounted for using the purchase method. The cost of the acquisition will be allocated to the fair value of the assets acquired as of the closing dates, January 3, 2000 for LoreData, and an assumed Effective Date of February 29, 2000 for Compete, based upon valuations which are not yet complete. Accordingly, the allocations of the purchase price may change upon completion of the valuation.

Following are the pro forma adjustments referenced in the unaudited condensed consolidated balance sheet:

                                                                                           LoreData *               Compete
                                                                                       -------------           -------------
The estimated acquisition purchase price and preliminary allocations are as follows:
      Purchase price of acquisition                                                    $   2,402,568           $  59,165,747
                                                                                       =============           =============


      Net equity of the Acquisitions at December 31, 1999
      (book value of net assets):
          Common Stock                                                                         1,000 (t)              20,495 (u)
          Additional paid in capital                                                          12,668 (aa)          4,595,413 (bb)
          Note receivable from stockholder                                                   (53,828)(dd)                --
          Unearned stock compensation                                                             --              (4,593,413)(ee)
          Treasury stock                                                                          --                (243,696)(x)
          Retained earnings                                                                   90,256 (ff)            888,122 (gg)
                                                                                       -------------           -------------
                                                                                              50,096                 666,921

      Eliminate intangible assets previously recorded by:
          Goodwill                                                                               --                  (90,000)(m)
          Accumulated amortization                                                               --                   35,000 (o)

      Adjustments to record assets at fair value:
          Fixed assets                                                                       (35,535)(g)            (296,070)(h)
          Accumulated depreciation                                                            35,535 (i)             296,070 (j)
          Goodwill                                                                         2,352,472 (l)          58,498,826 (k)
          Imputed interest on Note payable to Compete shareholders                                                    55,000 (n)
                                                                                       -------------           -------------
                                                                                       $   2,402,568           $  59,165,747
                                                                                       =============           =============
Record cash, note payable and stock for acquisitions:
      Cash                                                                             $     385,000 (a)       $   3,500,000 (b)
      Cash (Broker fee)                                                                         --                   366,638 (d)
      Cash (estimated transaction costs)                                                      77,000 (f)             150,000 (e)
      Short term borrowings                                                                     --                 2,419,690 (p)
      Imputed interest payable                                                                  --                   107,810 (q)
      Additional paid in capital                                                           1,940,406 (z)          52,619,392 (y)
      Common Stock issued to shareholders of acquisitions                                        162 (s)               2,200 (r)
      Common Stock issued to brokers                                                             --                       17 (w)
                                                                                       -------------           -------------
                                                                                       $   2,402,568           $  59,165,747
                                                                                       =============           =============
Record proceeds of February 7, 2000 private placement, on pro forma basis, to provide cash to complete acquisitions. Perficient sold 400,000 shares for $14 per share and raised $5.3 million, net of costs.
      Cash                                                                                      $--            $   5,317,000(c)
      Common stock                                                                               --                     (400)(v)
      Additional paid in capital                                                                 --               (5,316,600)(cc)

* The references in this column correspond to the references on the Unaudited Condensed Consolidated Balance Sheet.

** The note payable to Compete shareholders is non-interest bearing.
   Interest is imputed using the Company's cost of capital (8.75% as of February 29, 2000).

                                PERFICIENT, INC.
             UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                      For the year ended December 31, 1999

                                          Perficient, Inc.    LoreData, Inc.    Compete, Inc.     Adjustments       Pro Forma
                                          ----------------    --------------    -------------     -----------       ---------
Statement of Operations Data:
Consulting revenues                        $ 3,154,936         $ 1,348,480      $ 6,643,577      $       --        $ 11,146,993
Cost of consulting revenues                  1,541,389             968,584        4,087,063              --           6,597,036
                                           -----------         -----------      -----------      ------------      ------------
Gross margin                                 1,613,547             379,896        2,556,514                 0         4,549,957

Selling, general and administrative          2,197,560             371,421        2,149,642           107,810 (a)     4,826,433
Stock compensation                             956,000                --               --                               956,000
Intangibles amortization                          --                  --               --          19,463,672 (b)
                                                                                                      784,157 (c)    20,247,829
                                           -----------         -----------      -----------      ------------      ------------
Income (loss) from operations               (1,540,013)              8,475          406,872       (20,355,639)      (21,480,305)

Interest income (expense)                      114,138              (7,265)         (23,694)                             83,179
Income (loss) before income taxes           (1,425,875)              1,210          383,178       (20,355,639)      (21,397,126)
Other expense                                     --                  --             30,000              --              30,000

Provision (benefit) for income taxes           (20,912)               --              3,135              --             (17,777)
                                           -----------         -----------      -----------      ------------      ------------
Net Income (loss)                          ($1,404,963)        $     1,210      $   350,043      ($20,355,639)     ($21,409,349)
                                           ===========         ===========      ===========      ============      ============


See notes to unaudited pro forma condensed consolidated statement of operations.


Supplemental Data:
Net income (loss) per share:
  Basic and diluted (1)                      $     (0.47)   $ 12.10     $     0.13     $       --       $      (4.14)
                                             ===========    =======     ==========     ============     ============

Shares used in computing net
   income (loss) per share (2)                 3,000,556        100      2,668,952             --          5,166,138
                                             ===========    =======     ==========     ============     ============
Diluted supplemental weighted average
  shares outstanding                                --          100      2,728,696             --          5,577,380
                                             ===========    =======     ==========     ============     ============

Supplemental Data:
Net Income (Loss) as reported                $(1,404,963)   $ 1,210     $  350,043     $(20,355,639)    $(21,409,349)
Non-cash charges (3)                             978,950     28,814        158,737       20,247,829       21,414,330
Provision (benefit) for income taxes(4)          (20,912)         0          3,135           (3,135)         (20,912)
                                             -----------    -------     ----------     ------------     ------------
Supplemental net income before non-cash
charges                                      $  (405,101)   $30,024     $  505,645     $   (104,675)    $     25,853
                                             ===========    =======     ==========     ============     ============
Supplemental net income before non-cash
charges per share - basic                    $     (0.14)   $300.24     $     0.19     $       --       $       0.01
                                             ===========    =======     ==========     ============     ============
Supplemental net income before non-cash
charges per share - diluted                  $      --      $300.24     $     0.19     $       --       $       0.00
                                             ===========    =======     ==========     ============     ============


(1) The computation of net loss and diluted supplemental net loss per share excludes Perficient Common Stock issuable upon exercise of certain employee stock options, as their effect is antidilutive.

(2) Pro Forma diluted supplemental shares outstanding include estimate of 1,231,709 shares for contingent consideration issuable to certain selling shareholders under the terms of the merger agreements.

(3) Non-cash charges include stock compensation, amortization of intangible assets, including Goodwill, and depreciation expense.

(4) Supplemental net income and supplemental income per share data include a tax provision at an assumed effective rate of 37% for all periods presented.

This information is not necessarily indicative of the results we would have obtained had we owned and operated these businesses as of the beginning of the period discussed. We have based these supplemental adjustments on estimates, available information we deem appropriate.

                                PERFICIENT, INC.
   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                             As of December 31, 1999

The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1999 reflect the pro forma adjustments described below as if the acquisitions occurred on January 1, 1999. The Unaudited Pro Forma Condensed Consolidated Statements of Operations combine the historical results of operations of Perficient with those of LoreData and Compete. The statements reflect the following adjustments:

      (a) Represents imputed interest expense on the 6-month Note Payable to Compete shareholders. The imputed interest is calculated using Perficient's cost of capital (our bank's prime rate as of February 29, 2000 or 8.75%, the most recent rate available before the date of this report). The imputed interest expense is charged to income and reduces Purchased Goodwill.

          Imputed interest expense on Note payable to Compete
          shareholders                                                               $107,810
                                                                                     ========

      (b) Represents Goodwill amortization associated with the Compete Acquisition using an assumed amortization period of 3 years and an assumed price of Perficient stock of $21.50 per share (closing price on February 29, 2000, the most recent price practicable before the date of this report. The calculation of Goodwill is as follows:

          Component of purchase price for Compete, Inc.
             Cash                                                                $  3,500,000
             Note                                                                   2,527,500
             Stock (2,200,000 shares)                                              47,300,000
             Assumption of Existing Stock Option Plan *                             4,954,972
             Transaction Broker Fees:                                                 733,275
             Estimated acquisition costs (Legal, accounting, etc.)                    150,000
                                                                                 ------------
          Total purchase price                                                     59,165,747

             Less: Net assets of Compete, Inc.                                      (666,921)
             Less: Imputed interest on Note payable to Compete shareholders         (107,810)
                                                                                 ------------
          Total Goodwill                                                           58,391,016
                                                                                 ------------
          Goodwill amortization (using 3 year amortization                       $ 19,463,672
          period)                                                                ============

         * Assumes the assumption of current outstanding options of Compete. The cost is measured by the difference in the aggregate exercise price of all unvested options and the fmv of Perficient common stock of $21.50 on February 29, 2000 per share, the most recent price practicable before the date of this report.

      (c) Represents Goodwill amortization associated with the LoreData Acquisition using an assumed amortization period of 3 years and the actual closing price of price of Perficient stock of $12.00 per share on the Effective Date of January 3, 2000. The calculation of Goodwill is as follows:

          Component of Purchase Price for LoreData, Inc.
             Cash                                                                $    385,000
             Stock (161,714 shares)                                                 1,940,568
             Estimated acquisition costs (Legal, accounting, etc.)                     77,000
                                                                                 ------------
          Total purchase price                                                      2,402,568
             Less: Net assets of LoreData, Inc.                                      (50,096)
                                                                                 ------------
          Total Goodwill                                                            2,352,472
                                                                                 ------------
          Goodwill amortization (using 3 year amortization                       $    784,157
          period)                                                                ============

                           COMPARATIVE PER SHARE DATA

                        COMPARATIVE PER SHARE INFORMATION

    We have summarized below the income (loss) from continuing operations before extraordinary items, cash dividends per common share and the book value per common share data for Perficient and LoreData and Compete on a historical, pro forma combined and pro forma equivalent basis. We combined historical consolidated financial information of Perficient, LoreData and Compete using the purchase method of accounting for business combinations. Each of Perficient, LoreData and Compete's fiscal year ends on December 31.

    The unaudited "pro forma--combined" and the unaudited "pro forma equivalent--LoreData and Compete" information assumes that the mergers occurred on January 1, 1999. The unaudited "pro forma combined" information combines the financial information of Perficient for the fiscal year ended December 31, 1999, with the financial information of LoreData and Compete for the fiscal year ended December 31, 1999.

    The unaudited "pro forma equivalent--LoreData and Compete" information was calculated by multiplying the corresponding pro forma combined data by the exchange ratio of 1,617:1 for LoreData and .78 for Compete. This information shows how each share of LoreData and Compete common stock would have participated in net earnings, cash dividends and book value of Perficient if the merger had been completed at the beginning of the earliest period presented. However, these amounts do not necessarily reflect future per share levels of net earnings, cash dividends or book value of Perficient. The following information which is unaudited comparative and unaudited pro forma per share data is derived from the historical and unaudited pro forma combined condensed financial statements of Perficient and LoreData and Compete.

         YOU SHOULD READ THE INFORMATION IN THIS SECTION ALONG WITH PERFICIENT, LOREDATA AND COMPETE'S HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCLUDED IN THIS PROXY STATEMENT. YOU SHOULD ALSO READ THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS AND ACCOMPANYING DISCUSSION AND NOTES INCLUDED IN THIS PROXY STATEMENT STARTING ON PAGE 30.

AT OR FOR YEAR ENDED
DECEMBER 31, 1999 (UNAUDITED)

                                                           PERFICIENT        LOREDATA      COMPETE             PRO FORMA
                                                         ---------------    ---------     -------------      -----------
HISTORICAL
   Basic earnings per common share from continuing
   operations                                               $(0.47)          $ 12.10          $0.13              --
   Diluted earnings per common share from continuing
   operations                                                   --           $ 12.10          $0.13              --
   Cash dividends declared per common share                     na                na             na              --
   Book value per outstanding common share                  $ 2.08           $500.96          $0.25              --

PRO FORMA--COMBINED
   Basic and diluted earnings per common share from


   continuing operations                                          --            --                 --           $  (4.14)
   Cash dividends declared per common share                       --            --                 --                 na
   Book value per outstanding common share                        --            --                 --           $  12.80

PRO FORMA EQUIVALENT--LOREDATA AND COMPETE
   Basic and diluted earnings per common share from
   continuing operations                                          --        $(6,702)         $   (3.23)              --
   Cash dividends declared per common share                       --              na                na               --
   Book value per outstanding common share                        --         $20,701         $    9.98               --

Basic supplemental weighted average
  shares outstanding                                        3,000,556            100          2,668,952          5,166,138
Diluted supplemental weighted average
  shares outstanding                                              --             100          2,728,696          5,577,380

                                EXHIBIT INDEX

        Exhibit No.          Description
        -----------          -----------
        23.3                 Consent of Ernst & Young, LLP














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